Exhibit 23.4

[LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]

January 12, 2004

                We have served as special tax counsel to Foster Wheeler Ltd. in connection with the registration statement on Form S-4 (File No. 333-107054), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission. We hereby consent to the reference to us under the caption “U.S. Federal Income Tax Considerations” in the prospectus that is included in the Registration Statement.

Very truly yours,
Sidley Austin Brown & Wood LLP